EXHIBIT 5

WHITMAN CORPORATION
3501 Algonquin Road
Rolling Meadows, Illinois  60008

                                   November 15, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re: Whitman Corporation - Registration of
        $200,000,000 Principal Amount of Debt Securities
        ------------------------------------------------
Gentlemen:

       This refers to the Registration Statement on Form S-3 (the "Registration Statement") covering $200,000,000 principal amount of Debt Securities (the "Securities") of Whitman Corporation, a Delaware corporation (the "Company"), which may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933. The Securities will be issued under an Indenture dated as of January 15, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

       I have examined and am familiar with the Registration Statement and the Prospectus therein contained, the Indenture, the Company's Certificate of Incorporation and By-Laws, in each case as amended to date, and resolutions adopted by the Board of Directors of the Company relating to the Securities. I have also examined such other documents, corporate records and instruments as I have deemed necessary for the purposes of this opinion.

       Based upon the foregoing, it is my opinion that, when duly executed and authenticated as provided in the Indenture and duly delivered for the consideration contemplated by the Prospectus or any Prospectus Supplement thereto, the Securities will be legally and validly issued and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

       For the purposes of this opinion, I have assumed that at the time the Securities or any series thereof is executed, authenticated and delivered as aforesaid, there will have been no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

       I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ William B. Moore

                                 Vice President, Secretary
                                 and General Counsel